UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2018

Chicken Soup for the Soul Entertainment Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81- 2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 861-4000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

General

On August 14, 2018, Chicken Soup for the Soul Entertainment Inc. (the “Company”), a Delaware corporation, entered into the Stock Purchase Agreement (“Agreement”) by and among the Company, Pivotshare, Inc., a Delaware corporation (“Pivotshare”), Adam Mosam, the principal stockholder of Pivotshare (“Mosam”), Townsgate Media Fund, LLC (“Townsgate”), GGW Investment Partnership No. 1, LP (“GGW” and collectively with Mosam and Townsgate, the “Key Holders”) and each of the other stockholders of Pivotshare, all of whom are signatories to this Agreement (the “Other Stockholders” and collectively with the Key Holders, the “Stockholders”).

Pivotshare is a global subscription-based video-on-demand service (“SVOD”) offering channels online across a variety of categories including music, sports, religion, arts and culture, lifestyle and family. Pivotshare is a strategic acquisition for the Company, launching the Company’s subscription video-on-demand business. Pivotshare is comprised of a series of subscription-based VOD channels online with 28,000 hours of programming. The network generates approximately $2.5 million in annual revenue and has approximately 25,000 paid subscriptions with an average monthly revenue of $9 per subscription.

The Agreement

Pursuant to the Agreement, the Stockholders shall sell, assign, transfer, convey and deliver to the Company, and the Company shall purchase and accept from the Stockholders (the “Stock Purchase”), all of the outstanding common stock (“Pivotshare Common Stock”) and preferred stock of Pivotshare (“Pivotshare Preferred Stock,” and collectively with the Pivotshare Common Stock, the “Pivotshare Stock”). Immediately following consummation of the Stock Purchase, (a) the Company shall own 100% of the Pivotshare Common Stock, (b) the Company shall own 100% of the Pivotshare Preferred Stock and (c) Pivotshare shall continue its corporate existence as a wholly owned subsidiary of the Company. Promptly following the closing of the Stock Purchase, the Company shall terminate the Pivotshare Preferred Stock without further consideration to any person.

At the closing, the Company shall acquire all of the Pivotshare Stock for approximately $4.35 million comprised of: (a) 41,778 shares of the Company’s 9.75% Series A cumulative redeemable perpetual preferred stock, each share having a stated value of $25.00 (“Series A Preferred Stock”), to be issued to Townsgate (the “Townsgate Preferred Stock”); (b) 52,222 shares of Series A Preferred Stock to be issued to GGW (“GGW Preferred Stock”); (c) 40,000 shares of Series A Preferred Stock to be issued to Mosam (the “Mosam Preferred Stock”); (d) 74,235 shares of the Company’s Class A common stock (“Common Stock”) to be issued to Mosam (the “Mosam Common Stock”) and (d) an aggregate of $257,758.08 to be paid to certain individuals as set forth in the Agreement (the “Cash Payment”).

All of the Mosam Common Stock issued at closing shall be deposited into escrow pursuant to an escrow agreement (the “Noncompete Escrow Agreement”) and shall be held in such escrow as security for the noncompete and nonsolicit obligations of Mosam as further described in the Agreement. Pursuant to the Noncompete Escrow Agreement, 25% of the shares of the Mosam Common Stock shall be released from escrow and delivered to Mosam after six months, with the remaining shares to be released from escrow and delivered to Mosam over the next two years and six months as described in the Noncompete Escrow Agreement.

Additionally, 20,889 shares of the Townsgate Preferred Stock, 26,111 shares of the GGW Preferred Stock and 20,000 shares of the Mosam Preferred Stock issued at closing shall be deposited into escrow pursuant to a separate escrow agreement (the “Indemnity Escrow Agreement”) and shall serve as security for the indemnification obligations of Pivotshare and Mosam set forth in the Agreement.

2

The Key Holders shall have the registration rights with respect to the securities comprising a portion of the purchase price. Additionally, the Key Holders shall not be entitled to sell any of such securities prior to the first anniversary of the closing. Thereafter, such restriction shall terminate with respect to 50% of such securities at the end of each three-month period for the next two consecutive three-month periods.

As a condition of the Company’s obligation to consummate the Stock Purchase, the Company shall enter into three-year employment agreements with each of Mosam, Chris Woolsey, Ken Kaiser and Justin Fujita.

The transactions contemplated by the Agreement will close upon the fulfillment of certain conditions that are waivable by the Company.

The foregoing summary of the Agreement is qualified in its entirety by reference to the text of the Agreement, which is attached as an exhibit hereto and is incorporated herein by reference.

Transaction Impact

In accordance with ASC 805, “Business Combinations”, the Company will account for the acquisition by applying the acquisition method of accounting. The acquisition method of accounting requires, among other things, that the assets acquired and the liabilities assumed in a business combination be measured at their fair values as of the closing date of the transaction.

The Company is in the process of ascertaining the respective fair values of the net identifiable assets through an independent valuation.

The results of operations of Pivotshare will be included in the Company’s consolidated statements of operations as of the acquisition date.

Fees and Expenses

The Company has paid or will pay fees and expenses for the acquisition of approximately $120,000 in investment advisory fees, plus legal fees and accounting fees.

Forward-Looking Statements

This Report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, intentions and strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “target,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Report are based on current expectations and beliefs concerning future developments and their potential effects on the Company and its subsidiaries. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve many risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

3

Item 3.02	Unregistered Sale of Equity Securities

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 to the extent required. The shares of Common Stock and Series A Preferred Stock issuable pursuant to the Agreement will be issued under an exemption from the registration requirements under the Securities Act of 1933, as amended (“Act”) under Section 4(2) of the Act, and when issued will be “restricted securities” as defined under the Act, and may not be sold or transferred by the holder thereof except pursuant to an effective registration statement under the Act or an exemption therefrom.

Item 7.01	Regulation FD Disclosure.

Press Release

On August 14, 2018, the Company issued a press release announcing its entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits:

Exhibit	Description

2.1	Stock Purchase Agreement, dated as of August 14, 2018, by and among Chicken Soup for the Soul Entertainment Inc., Pivotshare, Inc., Adam Mosam, Townsgate Media Fund, LLC, GGW Investment Partnership No. 1, LP and each of the other stockholders of Pivotshare, Inc.*

10.1	Form of Noncompete Escrow Agreement, by and among Chicken Soup for the Soul Entertainment Inc., Adam Mosam and Graubard Miller, as escrow agent.

10.2	Form of Indemnity Escrow Agreement, by and among Chicken Soup for the Soul Entertainment Inc., Adam Mosam, Townsgate Media Fund, LLC, GGW Investment Partnership No. 1, LP and Grabuard Miller, as escrow agent.

99.1	Press release dated August 14, 2018.

* Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2018	CHICKEN SOUP FOR THE SOUL
ENTERTAINMENT INC.

	By:	/s/ William J. Rouhana, Jr.
Name: William J. Rouhana, Jr.
Title: Chief Executive Officer